Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-94787, 33-9948, 33-22581, 33-36303 and 33-63554) pertaining to the USG Corporation Investment Plan (the Plan) of our report dated June 29, 2009, with respect to the financial statements and related schedule of the Plan included in this Annual Report (Form 11-K) for the fiscal year ended December 31, 2008.
/s/ Mitchell & Titus, LLP
Chicago, Illinois
June 29, 2009